Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE	Contact: Ken Dennard / Natalie Hairston Dennard Lascar Investor Relations (713) 529-6600 TCBX@dennardlascar.com

Third Coast Bancshares, Inc. Announces Closing of $69.4 Million Private Placement of Convertible Preferred Stock

HUMBLE, Texas, October 3, 2022 – Third Coast Bancshares, Inc. (NASDAQ: TCBX), (“Third Coast” or the “Company”), the holding company for Third Coast Bank, SSB, today announced that it closed its previously-announced private placement of non-cumulative convertible preferred stock (“Series A Preferred Stock”) on Friday, September 30, 2022. The Company issued an aggregate of 69,400 shares of Series A Preferred Stock to accredited investors at a purchase price of $1,000 per share for aggregate gross proceeds of $69.4 million. Castle Creek Capital Partners VIII, LP (“Castle Creek”), acted as the lead investor in the offering. The Company also issued to Castle Creek and certain other investors an aggregate of 175,000 warrants (“Warrants”) to purchase shares of the Company’s common stock, par value $1.00 per share, in connection with the offering.

The Company intends to use the net proceeds of the offering for general corporate purposes.

Piper Sandler & Co. served as the Company’s sole placement agent for the offering. Norton Rose Fulbright US LLP served as legal counsel for the Company, Fenimore Kay Harrison LLP served as legal counsel for Piper Sandler & Co., and Sidley Austin LLP served as legal counsel for Castle Creek.

About Third Coast Bancshares, Inc.

Third Coast Bancshares, Inc. is a commercially focused, Texas-based bank holding company operating primarily in the Greater Houston, Dallas-Fort Worth, and Austin-San Antonio markets through its wholly owned subsidiary, Third Coast Bank, SSB. Founded in 2008 in Humble, Texas, Third Coast Bank, SSB conducts banking operations through 14 branches and one loan production office encompassing the four largest metropolitan areas in Texas. Please visit https://www.tcbssb.com for more information.

No Offer or Solicitation

This press release shall not constitute an offer to sell, a solicitation of an offer to sell, or the solicitation or an offer to buy any securities. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The Series A Preferred Stock and Warrants have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Third Coast’s current views with respect to, among other things, future events, the offering of the Series A Preferred Stock and Warrants, Third Coast’s financial performance and the use of proceeds from the offering. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Third Coast’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, Third Coast cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Third Coast believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. For a discussion of factors that could cause Third Coast’s actual results to differ materially from those described in the forward-looking statements, please see the risk factors discussed in its Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on March 17, 2022, and Third Coast’s other filings with the SEC. Any forward-looking statement speaks only as of the date on which it is made, and Third Coast does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

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